Exhibit 99.3

Single-dose Pharmacokinetics of TD-4208, a Novel Long-acting Muscarinic Antagonist, in Patients with COPD Baldwin RM(1), McConn DJ(1), Potgieter PD(1), Steinfeld T(1), Quinn D(2) and Moran EJ(1)	R Michael Baldwin, Ph.D. Theravance, Inc. 901 Gateway Blvd. South San Francisco, CA 94080 Phone: 650-808-4037 mbaldwin@theravance.com

(1)   Theravance Inc., South San Francisco, CA. (2) P3 Research Ltd., Wellington, New Zealand.

ABSTRACT

Rationale: TD-4208 is a potent and selective inhaled muscarinic antagonist with functional lung selectivity and long duration of action in preclinical models of bronchoconstriction.  It is currently in development for maintenance treatment of airflow obstruction in patients with COPD.  We have previously reported the 24 hour bronchodilation profile of single doses of TD-4208 in subjects with COPD.  This analysis evaluates the single dose pharmacokinetics of nebulized TD-4208 and its metabolite THRX-195518.

Methods: Thirty-two patients aged 45-75 years of age with moderate or severe COPD were randomized in a double blind, complete 4-way crossover study. Single doses of 350 µg or 700 µg TD-4208, active-control ipratropium bromide (500 µg) or placebo were administered using a PARI LC Plus nebulizer in each period. Plasma protein binding and in vitro equilibrium binding studies at the hM2 and hM3 receptors were conducted.

Results: TD-4208 was rapidly absorbed (median Tmax 0.3 hr) after inhaled administration and was followed by a rapid initial decline of plasma concentrations. TD-4208 was rapidly converted to a major metabolite, THRX-195518, (median Tmax 0.3 hr) and the metabolite was steadily eliminated. The metabolite to parent ratio for Cmax and AUC0-12 ranged from 3- to 5-fold for both dose levels. Minimal renal elimination was observed for both TD-4208 or THRX-195518 (TD-4208 CLrenal values for 350 and 700 µg doses, 6.0 ± 4.2 and 4.3 ± 3.1 L/hr, respectively). Mean plasma Cmax, AUC0-12 and amount excreted in urine increased in an approximately dose proportional manner for both compounds. The unbound fraction in plasma for TD-4208 and THRX-195518 was 26% and 64%, respectively. THRX-195518 exhibited 10- and 6-fold less potency than TD-4208 at the hM3 and hM2 receptors, respectively. Based on the plasma pharmacokinetics, plasma protein binding, and binding affinity of parent and metabolite at the hM3 receptor, minimal systemic M3 receptor occupancy is anticipated following 350 and 700 µg doses of TD-4208. These results are consistent with the previously reported 24 hour bronchodilation observed for both single doses of TD-4208 and a safety and tolerability profile at these dose levels that was similar to placebo.

Conclusions: Single 350 and 700 microgram doses of nebulized TD-4208, which produce sustained bronchodilation, result in low systemic exposures. TD-4208 is rapidly cleared and extensively converted to the pharmacologically less-active metabolite, THRX-195518. Both compounds have minimal projected systemic M3 receptor occupancy and negligible renal elimination.

INTRODUCTION

•                  Muscarinic receptors mediate a variety of physiological processes including maintenance of airway tone, mucus secretion, and regulation of further ACh release.

•                  The expression and function of muscarinic receptors may be altered in chronic lung disease, leading to increases in airway hyper-reactivity, bronchoconstriction, and mucus hypersecretion (1).

•                  Treatment with bronchodilators is central to the management of COPD, either as-needed in mild cases, or daily for patients with persistent symptoms (2).

•                  Long-acting inhaled muscarinic antagonist (LAMA) bronchodilators are convenient and more effective for symptom relief than short-acting bronchodilators (2).

•                  TD-4208 is a novel, long-acting, inhaled muscarinic antagonist that is being developed as a once daily treatment of COPD and asthma (3), (4).

•                  Antagonism of extra-pulmonary muscarinic receptors has the potential to cause off-target effects (e.g. M3 receptor mediated dry mouth) therefore an ideal PK profile would show minimal systemic exposures and low M3 receptor occupancies.

•                  THRX-195518 is a major metabolite of TD-4208 in preclinical species and human hepatocyte incubations. In healthy human subjects, maximum plasma concentrations of THRX-195518 are similar to those of TD-4208. Due to weaker muscarinic receptor potencies, THRX-195518 is not expected to significantly contribute to the pharmacodynamic effects of inhaled TD-4208.

Figure 1. TD-4208 Metabolic Scheme

AIMS

Primary Objectives:

•                  Evaluate single dose pharmacokinetics of TD-4208 and its major metabolite THRX-195518 in subjects with COPD.

•                  Predict systemic M3 receptor occupancies using plasma pharmacokinetics and in vitro receptor binding affinity data.

METHODS

Study Design

•                  32 subjects diagnosed with COPD were enrolled in a single-dose, randomized, double-blind, active and placebo-controlled, four-period complete crossover study.

•                  21 day screening period followed by four in-house treatment periods with 25 hour intense monitoring (spirometry, safety and pharmacokinetics).

•                  Single doses of TD-4208 350 and 700 µg, active-control agent ipratropium bromide (500 µg), and placebo, each administered using a PARI LC® Plus nebulizer with a PARI PRONEB® Ultra II compressor.

•                  Washout of 7 to 12 days between doses.

Table 1. Subject Demographics

N = 32
Age (mean ± SD)	62.0 ± 7.46
Sex M/F	22/10
Race (W/Other)	28/4
BMI (mean ± SD)	27.7 ± 8.02

Pharmacokinetics

•                  Plasma samples were obtained from each period predose and at 15, 30, and 45 minutes postdose and 1, 2, 3, 4, 6, 8, 10, 12, 22, and 24 hours postdose

•                  Total urine collections were obtained during each period from 0 to 12 and 12 to 24 hours postdose.

•                  TD-4208 and THRX-195518 were quantified using a validated liquid chromatography with tandem mass spectrometry method

•                  Receptor occupancies (RO) were calculated using the following equations:

Fractional Receptor Occupancy (FRO) =	[free ligand]
[free ligand] + Ki

%RO = 100 x (FRO TD-4208 + FRO THRX-195518 - (FRO TD-4208 x FRO THRX-195518)

RESULTS

Figure 2. Plasma Pharmacokinetics

Table 2. Summary of Pharmacokinetic Values

	Dose	Cmax	Tmax		AUC0- 12	AE0- 24**	CLrenal
	(µg)	(ng/mL)	(hr)		(ng*hr/mL)	(µg)	(L/hr)

TD-4208	350	0.12 ± 0.07	0.33 (0.20, 0.38)	`	0.096 ± 0.049	0.47 ± 0.21	6.0 ± 4.2
	700	0.25 ± 0.13	0.32 (0.18, 0.37)		0.23 ± 0.095	0.98 ± 0.40	4.3 ± 3.1

THRX-195518	350	0.25 ± 0.14	0.33 (0.20, 0.58)		0.41 ± 0.22	0.95 ± 0.61	2.1 ± 0.81
	700	0.56 ± 0.33	0.33 (0.18, 0.58)		0.93 ± 0.58	2.0 ± 1.3	1.9 ± 0.87

M:P ratio (molar)*	350	2.9 ± 2.1	—		5.3 ± 4.1	—	—
	700	2.6 ± 1.7	—		4.2 ± 2.3	—	—

Mean values ± standard deviation, median (min, max) presented for Tmax

*Molar ratio of metabolite to parent

**Cumulative amount excreted in urine from time 0 to 24 hours

Table 3. In Vitro Binding Constants

				Cavg0-24**		Predicted Average
	Fraction			(ng/mL)		M3 Receptor Occupancy***
	Unbound	hMR receptor		350 µg	700 µg	350 µg	700 µg
	(%)	Ki(nM)		TD-4208	TD-4208	TD-4208	TD-4208

TD-4208	26	0.18	*	0.0044	0.0124	2.2%	5.6%
THRX-195518	64	1.8	*	0.0206	0.0467

*Data taken from Steinfeld et al. 2009 (4)

CHO-K1 cells stably expressing human recombinant muscarinic receptors

TD-4208 or THRX-195518 were incubated with cell membranes and [3H]NMS (1 nM) for six hours at 37ºC

**Average plasma concentration of total drug or metabolite from time 0 to 24 hours

***Predicted average total M3 receptor occupancy based on unbound concentrations and in vitro hM3 receptor binding affinities for both TD-4208 and THRX-195518

•                  The predicted average systemic M3 receptor occupancies were less than 6%.

•                  Adverse events generally mild with frequencies similar to the placebo treated arm. Most common were headache and dyspnea (5).

•                  No dry mouth was reported for either TD-4208 dose level.

CONCLUSIONS

•                  Single doses of nebulized TD-4208 at the active dose levels of 350 µg and 700 µg result in low systemic exposures.

•                  TD-4208 is rapidly cleared and extensively converted to the pharmacologically less-active metabolite, THRX-195518.

•                  Parent and metabolite combined have minimal projected systemic M3 receptor occupancy and negligible renal elimination.

•                  TD-4208 is suitable for development as a once daily inhaled agent for COPD and asthma.

REFERENCES

(1)         Belmonte K.E. Proc. Am. Thorac. Soc. 2005;2(4):297-304.

(2)         Global Strategy for the Diagnosis, Management, and Prevention of Chronic Obstructive Pulmonary Disease. Updated December 2011. Available at: http://goldcopd.com

(3)         Pulido-Rios, et al., TD-4208: A Novel, Lung-Selective Muscarinic Antagonist with Sustained Bronchoprotective Activity in Preclinical Models. ATS 2009, Poster A4557.

(4)         Steinfeld, et al., In vitro Characterization of TD-4208, a Lung-selective and Long-acting Muscarinic Antagonist Bronchodilator. ATS 2009, Poster A4553.

(5)         Potgieter, et al., A randomized, crossover study to examine the pharmacodynamics and safety of a new antimuscarinic (TD-4208) in patients with COPD. ERS 2012, Poster P2878